EXECUTION COPY
                                                                     EXHIBIT 4.5

                      CONTRIBUTION AGREEMENT AND ASSIGNMENT
                                   (EMHC/ERHC)

                                      among

                         EMERGENT RESIDUAL HOLDING CORP.

                    EMERGENT MORTGAGE HOLDINGS CORPORATION II

                                       and

                              EMERGENT GROUP, INC.

                                   dated as of

                                December 1, 1997

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..........................................................1

   SECTION 1.1    GENERAL......................................................1
   SECTION 1.2    TERMS DEFINED IN SALE AND SERVICING AGREEMENT................1
   SECTION 1.3    SPECIFIC TERMS...............................................1
   SECTION 1.4    USAGE OF TERMS...............................................2
   SECTION 1.5    CERTAIN REFERENCES...........................................2
   SECTION 1.6    NO RECOURSE..................................................2
   SECTION 1.7    ACTION BY OR CONSENT OF NOTEHOLDERS..........................2
   SECTION 1.8    MATERIAL ADVERSE EFFECT......................................3

ARTICLE II CONTRIBUTION OF THE MORTGAGE LOANS AND THE OTHER CONVEYED PROPERTY..3

   SECTION 2.1    CONTRIBUTION OF INITIAL AND ADDITIONAL MORTGAGE LOANS........3
   SECTION 2.2    CONVEYANCE OF  PRE-FUNDED MORTGAGE LOANS.....................3
   SECTION 2.3    SATISFACTION AND DISCHARGE OF WAREHOUSE LIENS................4

ARTICLE III REPRESENTATIONS AND WARRANTIES.....................................4

   SECTION 3.1    REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR............4
   SECTION 3.2    REPRESENTATIONS AND WARRANTIES OF SPONSOR....................7
   SECTION 3.3    INDEMNIFICATION..............................................8
   SECTION 3.4    REPRESENTATIONS AND WARRANTIES OF EMERGENT GROUP............10

ARTICLE IV COVENANTS OF THE CONTRIBUTOR.......................................11

   SECTION 4.1    PROTECTION OF TITLE OF THE SPONSOR, THE TRUST,
                  AND THE DEPOSITOR...........................................11
   SECTION 4.2    OTHER LIENS OR INTERESTS....................................12
   SECTION 4.3    COSTS AND EXPENSES..........................................12

ARTICLE V PURCHASES...........................................................13

   SECTION 5.1    PURCHASE OF MORTGAGE LOANS UPON BREACH OF WARRANTY..........13
   SECTION 5.2    REASSIGNMENT OF PURCHASED MORTGAGE LOANS....................13
   SECTION 5.3    WAIVERS.....................................................14

ARTICLE VI MISCELLANEOUS......................................................14

   SECTION 6.1    LIABILITY OF THE CONTRIBUTOR................................14
   SECTION 6.2    MERGER OR CONSOLIDATION OF ANY CONTRIBUTOR..................14
   SECTION 6.3    LIMITATION ON LIABILITY OF THE CONTRIBUTOR AND OTHERS.......15
   SECTION 6.4    AMENDMENT...................................................15
   SECTION 6.5    NOTICES.....................................................16
   SECTION 6.6    MERGER AND INTEGRATION......................................16
   SECTION 6.7    SEVERABILITY OF PROVISIONS..................................17
   SECTION 6.8    INTENTION OF THE PARTIES....................................17
   SECTION 6.9    GOVERNING LAW...............................................17
   SECTION 6.10   COUNTERPARTS................................................17
   SECTION 6.11   CONVEYANCE OF THE MORTGAGE LOANS AND THE
                  OTHER CONVEYED PROPERTY TO THE TRUST........................17
   SECTION 6.12   NONPETITION COVENANT........................................18
   SECTION 6.13   MISCELLANEOUS...............................................18


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Schedules

Schedule A -  Schedule of Mortgage Loans Conveyed

Schedule B -  Schedule of Representations


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                      CONTRIBUTION AGREEMENT AND ASSIGNMENT

                  THIS CONTRIBUTION AGREEMENT AND ASSIGNMENT, dated as of December 1, 1997, executed among Emergent Residual Holding Corp., a Delaware corporation (the "Sponsor"), Emergent Mortgage Holdings Corporation II, a South Carolina corporation (the "Contributor") and Emergent Group, Inc., a South Carolina corporation ("Emergent Group").

                              W I T N E S S E T H:

                  WHEREAS, Contributor, pursuant to this Agreement, is contributing to Sponsor the Mortgage Loans and Other Conveyed Property.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, Sponsor, Contributor and Emergent Group, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.1 General. The specific terms defined in this
Article include the plural as well as the singular. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement.

                  Section 1.2 Terms Defined in Sale and Servicing Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement (defined herein).

                  Section 1.3 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Agreement" shall mean this Contribution Agreement and Assignment and all amendments hereof and supplements hereto.

                  "Contributor Purchase Event" means, with respect to the Contributor, the occurrence of a breach of any of Contributor's representations and warranties under Schedule B hereto.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics liens and liens that attach to a Mortgaged Property by operation of law.

                  "Other Conveyed Property" means all monies at any time paid or payable on the Mortgage Loans or in respect thereof after the Cut-off Date (including amounts due on or before the Cut-off Date but received by the Contributor after the Cut-off Date), the insurance policies relating to the Mortgage Loans and all Insurance Proceeds, the Mortgage Files, and any REO Property, together with all collections thereon and proceeds thereof.

                  "Related Documents" means the Originator/Contributor Contribution Agreement, the Insurance Agreement and the Indemnification Agreement.

                  "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of December 1, 1997, among the Trust, the Depositor, Emergent Mortgage Corp. as Servicer, and First Union National Bank, as Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

                  "Schedule of Mortgage Loans Conveyed" means the schedule of Initial Mortgage Loans and Additional Mortgage Loans and related mortgage notes attached hereto as Schedule A, which Schedule shall be deemed to be amended to reflect any Mortgage Loan Schedule relating to any Pre-Funded Mortgage Loans to be contributed to the Sponsor pursuant to Section 2.2.

                  "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

                  Section 1.4 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

                  Section 1.5 Certain References. All references to the Stated Principal Balance of a Mortgage Loan as of a Record Date shall refer to the close of business on such day, or as of the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business on such day

                  Section 1.6 No Recourse. Without limiting the obligations of Contributor hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Contributor, or of any predecessor or successor of any of the Contributor.

                  Section 1.7 Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of the Contributor or any Affiliate thereof shall be deemed not to be outstanding and the


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

Percentage Interest evidenced thereby shall not be taken into account in determining whether holders of the requisite percentage of the Note Principal Balance necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

                  Section 1.8 Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Trust or the Noteholders (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under the Policy.

                                   ARTICLE II

                       CONTRIBUTION OF THE MORTGAGE LOANS
                         AND THE OTHER CONVEYED PROPERTY

                  Section 2.1 Contribution of Initial and Additional Mortgage Loans. Subject to the terms and conditions of this Agreement, the Contributor hereby contributes to Sponsor without recourse (but without limitation of its obligations in this Agreement), and Sponsor hereby accepts the contribution of, all right, title and interest of the Contributor in and to the Mortgage Loans, the Additional Mortgage Loans and the Other Conveyed Property relating thereto. It is the intention of the Contributor and Sponsor that the contribution contemplated by this Agreement shall constitute a contribution of such Mortgage Loans and the Other Conveyed Property relating thereto from the Contributor to Sponsor, conveying good title thereto free and clear of any Liens (other than the Warehouse Liens to be satisfied and discharged as provided in Section 2.3), and such Mortgage Loans and Other Conveyed Property shall not be part of the Contributor's estate in the event of the filing of a bankruptcy petition by or against the Contributor under any bankruptcy or similar law.

                  Section 2.2 Conveyance of Pre-Funded Mortgage Loans. (a) Subject to the terms and conditions of this Agreement, the Contributor hereby agrees to contribute, and the Sponsor agrees to accept the contribution of, additional mortgage loans satisfying the requirements of Section 2.02(c) of the Sale and Servicing Agreement ("Pre-Funded Mortgage Loans"), having an aggregate Stated Principal Balance as of their respective Cut-off dates of up to the Original Pre-Funded Amount, together with the Other Conveyed Property relating thereto. It is the intention of the Contributor and Sponsor that the contribution contemplated by this Agreement shall constitute a contribution of such Pre-Funded Mortgage Loans and Other Conveyed Property from the Contributor to Sponsor, conveying good title thereto free and clear of any Liens (other than the Warehouse Liens to be satisfied and discharged as provided in Section 2.3), and such Mortgage Loans and Other Conveyed Property shall not be part of the Contributor's estate in the event of the filing of a bankruptcy petition by or against the Contributor under any bankruptcy or similar law.

                  (b) The Contributor shall be obligated to contribute the Pre-Funded Mortgage Loans and Other Conveyed Property relating thereto pursuant to this Section 2.2 subject


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         only to the availability thereof during the Pre-Funding Period as available from the Originator pursuant to the Originator/Contributor Contribution Agreement and Assignment, through its normal mortgage loan origination and acquisition activities.

                  (c) The Contributor shall contribute, on each Pre-Funded Loan Transfer Date, without recourse but subject to terms and provisions of this Agreement, all of the right, title and interest of the Contributor in and to the relevant Pre-Funded Mortgage Loans acquired from the Originator pursuant to the Originator/Contributor Contribution Agreement, including all principal outstanding as of, and all interest due after, the related Cut-off Date, and all other assets in respect of the relevant Pre-Funded Mortgage Loans included or to be included in the Trust and to be pledged to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and the Insurer. In connection with each such contribution, the Contributor and the Sponsor shall execute and deliver an instrument of transfer substantially in the form of Exhibit F to the Sale and Servicing Agreement (the "Pre-Funded Mortgage Loan Transfer Agreement").

                  Section 2.3 Satisfaction and Discharge of Warehouse Liens.(a) The Sponsor shall cause all existing Warehouse Liens with respect to the Initial and Additional Mortgage Loans to be satisfied and discharged effective on the Closing Date.

                  (b) On each Pre-Funded Loan Transfer Date, the Sponsor shall cause all existing Warehouse Liens with respect to the related Pre-Funded Mortgage Loans to be satisfied and discharged effective on such Pre-Funded Loan Transfer Date.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 Representations and Warranties of the Contributor. Contributor makes the following representations and warranties, on which Sponsor relies in accepting the contribution by the Contributor hereunder of the Mortgage Loans and the Other Conveyed Property, on which the Sponsor will rely in transferring the Mortgage Loans and Other Conveyed Property on which the Sponsor will rely in transferring the Mortgage Loans and Other Conveyed Property to the Depositor under the Unaffiliated Seller's Agreement, on which the Depositor will rely in transferring the Mortgage Loans and the Other Conveyed Property to the Trust under the Sale and Servicing Agreement, on which the Trust will rely in issuing the Notes and pledging the Mortgage Loans and the Other Conveyed Property to the Indenture Trustee and on which the Insurer will rely in issuing the Policy. Such representations are made (i) as of the execution and delivery of this Agreement , (ii) as of the Closing Date and (iii) as of each Pre-Funded Loan Transfer Date, but shall survive contribution of the Mortgage Loans and the Other Conveyed Property hereunder, the transfer thereof by the Sponsor to the Depositor under the Unaffiliated Seller's Agreement, the transfer thereof by the Depositor to the Trust under the Sale and Servicing Agreement and the pledge thereof by the Trust to the Indenture Trustee. Contribution and Sponsor agree that the Sponsor will assign to the Depositor all of Sponsor's rights under this Agreement, that the Depositor will assign to the Trust all of Sponsor's rights under this Agreement and that the Trust will assign to the Indenture Trustee all of the Sponsor's


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

rights under this Agreement and that the Trust, to the extent provided in the Indenture, the Indenture Trustee will thereafter be entitled to enforce this Agreement directly against the Contributor in the Trust's or the Indenture Trustee's own name on behalf of the Trust, the Noteholders and the Insurer.

                  (a) Schedule of Representations. The representations and warranties made by the Contributor and set forth on the Schedule of Representations are true and correct.

                  (b) Organization and Good Standing. The Contributor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of South Carolina, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times and now has, power, authority and legal right to enter into and perform its obligations under this Agreement.

                  (c) Due Qualification. The Contributor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

                  (d) Power and Authority. The Contributor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Contributor has full power and authority to contribute the Mortgage Loans and Other Conveyed Property to be contributed to the Sponsor hereunder and has duly authorized such contribution to Sponsor by all necessary corporate action and the execution, delivery and performance of this Agreement has been duly authorized by the Contributor by all necessary corporate action.

                  (e) No False Statement. Neither this Agreement nor the information contained in the Prospectus Supplement, other than under the captions "The Insurer" and "Plan of Distribution," nor any statement, report or other document prepared by the Contributor and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (f) Valid Contribution; Binding Obligations. This Agreement has been duly executed and delivered, shall effect a valid contribution of the Mortgage Loans and the Other Conveyed Property, enforceable against the Contributor and creditors of and purchasers from the Contributor, and this Agreement constitutes the legal, valid and binding obligation of the Contributor enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.


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

                  (g) No Violation. The consummation of the contribution and other matters contemplated by this Agreement and the fulfillment of the terms of this Agreement does not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Contributor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Contributor is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement or violate any law, order, rule or regulation applicable to the Contributor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Contributor or any of its properties, or in any way materially adversely affect the interest of the Noteholders or the Indenture Trustee in any Mortgage Loan, or affect the Contributor's ability to perform its obligations under this Agreement;

                  (h) No Proceedings. There are no proceedings or investigations pending or, to the Contributor's knowledge, threatened against the Contributor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Contributor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Notes or the consummation of the contribution or any of the other matters contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Contributor of its obligations under, or the validity or enforceability of, this Agreement, (iv) involving the Contributor or which might adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or (v) that could have a material adverse effect on the Mortgage Loans. To the Contributor's knowledge, there are no proceedings or investigations pending or threatened against the Contributor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Contributor or its properties relating to the Contributor which might adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

                  (i) No Consents. The Contributor is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except such consents as have been obtained;

                  (j) Approvals. All approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Contributor of this Agreement and the consummation of the contribution and other matters contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

                  (k) Chief Executive Office. The chief executive office of Emergent Mortgage Holdings Corporation II is located at 44 East Campadown Way, Greenville, South Carolina 29605, Attn: William P. Crawford, Jr.


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

                  Section 3.2 Representations and Warranties of Sponsor. Sponsor makes the following representations and warranties, on which Contributor relies in contributing the Mortgage Loans and the Other Conveyed Property to Sponsor hereunder. Such representations are made (i) as of the execution and delivery of this Agreement, (ii) as of the Closing Date, and (iii) as of each Pre-Funded Loan Transfer Date, but shall survive the contribution of the Mortgage Loans and the Other Conveyed Property hereunder, the sale, thereof by the Sponsor to the Depositor under the Unaffiliated Seller's Agreement, the sale thereof by the Depositor to the Trust under the Sale and Servicing Agreement and the pledge thereof by the Trust to the Indenture Trustee under the Indenture.

                  (a) Organization and Good Standing. Sponsor has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Mortgage Loans and the Other Conveyed Property, and to sell the Mortgage Loans and the Other Conveyed Property to the Depositor pursuant to the Unaffiliated Seller's Agreement.

                  (b) Due Qualification. Sponsor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Sponsor's ability to acquire the Mortgage Loans or the Other Conveyed Property or the validity or enforceability of the Mortgage Loans and the Other Conveyed Property or to perform Sponsor's obligations hereunder and under the Related Documents.

                  (c) Power and Authority. Sponsor has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to accept the contribution of the Mortgage Loans and the Other Conveyed Property hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by Sponsor by all necessary action.

                  (d) No Consent Required. Sponsor is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

                  (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (f) No Violation. The execution, delivery and performance by Sponsor of this Agreement, the consummation of the contribution and other matters contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement


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

         and the Related Documents do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of Sponsor, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which Sponsor is a party or by which Sponsor is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Unaffiliated Seller's Agreement) or violate any law, order, rule or regulation, applicable to Sponsor or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Sponsor or any of its properties.

                  (g) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Sponsor, threatened against Sponsor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Sponsor or its properties: (i) asserting the invalidity of this Agreement, the contribution or Agreement or any of the Related Documents, (ii) seeking to prevent the consummation of the contribution or any of the other matters contemplated by this Agreement or any of the Related Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Sponsor of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the contribution of the Mortgage Loans and the Other Conveyed Property hereunder or the contribution by Sponsor of the Mortgage Loans and the Other Conveyed Property to the Depositor pursuant to the Unaffiliated Seller's Agreement.

In the event of any breach of a representation and warranty made by Sponsor hereunder, the Contributor covenants and agrees that it will take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all the Notes or other similar securities issued by the Trust, or a trust or similar vehicle formed by Sponsor, have been paid in full. The Contributor and Sponsor agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by Sponsor or by the Trustee on behalf of the Trust.

                  Section 3.3 Indemnification. (a) The Contributor shall defend, indemnify and hold harmless the Sponsor, the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of the Contributor's representations and warranties contained herein.

                  (b) The Contributor shall defend, indemnify and hold harmless the Sponsor, the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Contributor or any affiliate thereof of a Mortgaged Property.


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

                  (c) The Contributor will defend and indemnify the Sponsor, the Trust, the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or any action failed to be taken that is required to be taken under this Agreement, by it in respect of any portion of the Trust Property other than in accordance with this Agreement.

                  (d) The Contributor agrees to pay, and shall defend, indemnify and hold harmless the Sponsor, the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer from and against any taxes that may at any time be asserted against such Person with respect to the contribution and other matters contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but, not including any taxes asserted with respect to, and as of the date of, the contribution of the Mortgage Loans and the Other Conveyed Property to the Sponsor hereunder, the conveyance of the Mortgage Loans or Other Conveyed Property to the Depositor under the Unaffiliated Seller's Agreement, the conveyance of the Mortgage Loans and Other Conveyed Property to the Trust under the Sale and Servicing Agreement and the pledge of the Mortgage Loans and Other Conveyed Property to the Indenture Trustee under the Indenture or the issuance and original sale of the Notes or the Certificates, or asserted with respect to ownership of the Mortgage Loans and Other Conveyed Property or the Trust, in each case which shall be indemnified by Contributor pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Notes or the Certificates or transfer taxes arising in connection with the transfer of Notes or the Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by Contributor under this Agreement or imposed against such Persons.

                  (e) The Contributor agrees to pay, and to indemnify, defend and hold harmless the Sponsor, the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the contribution or ownership of the Mortgage Loans or the Other Conveyed Property hereunder, the conveyance or ownership of the Mortgage Loans or Other Conveyed Property to the Depositor under the Unaffiliated Seller's Agreement, the conveyance or ownership of the Mortgage Loans and Other Conveyed Property to the Trust under the Sale and Servicing Agreement and the pledge of the Mortgage Loans and Other Conveyed Property to the Indenture Trustee under the Indenture or the issuance and original sale of the Notes pursuant to the Indenture or the Certificates pursuant to the Trust Agreement, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes or Certificates) and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Contributor under this Agreement or imposed against such Persons.

                  (f) The Contributor shall defend, indemnify, and hold harmless the Sponsor, the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Person through, the negligence, willful misfeasance, or bad faith of the Contributor in the performance of its duties under this Agreement or by reason of reckless disregard of Contributor's obligations and duties under this Agreement.

                  (g) The Contributor shall indemnify, defend and hold harmless the Sponsor, the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer from and against any loss, liability or expense incurred by reason of the violation by the Contributor of federal or state securities laws in connection with the registration or the sale of the Notes or the issuance of the Certificates.

                  (h) The Contributor shall indemnify, defend and hold harmless the Sponsor, Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and Insurer from and against any loss, liability or expense imposed upon, or incurred by, such Person a result of the failure of any Mortgage Loan, or the sale of the related Mortgage Property to comply with all requirements of applicable law.

                  Indemnification under this Section 3.3 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Trust. The indemnity obligations hereunder shall be in addition to any obligation that the Contributor may otherwise have.

                  Section 3.4 Representations and Warranties of Emergent Group. Emergent Group hereby represents and warrants to the Sponsor as of the date of execution of this Agreement, as of the Closing Date and as of each Pre-Funded Loan Transfer Date, that:

                  (a) Emergent Group is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina;

                  (b) Emergent Group has the corporate power and authority to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by Emergent Group, and constitutes the legal, valid and binding agreement of Emergent Group, enforceable against Emergent Group in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by Emergent Group with this Agreement or the consummation by it of any of the transactions contemplated hereby or thereby, except such as have been made on or prior to the Closing Date;

                  (e) None of the execution and delivery of this Agreement, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of Emergent Group or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any material indenture, deed of trust, contract or other agreement or other instrument to which Emergent Group is a party or by which it is bound and which is material to Emergent Group, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over Emergent Group.

                                   ARTICLE IV

                          COVENANTS OF THE CONTRIBUTOR

                  Section 4.1 Protection of Title of the Sponsor, the Trust, and the Depositor.


                  (a) At or prior to the Closing Date or relevant Pre-Funded Loan Transfer Date, as the case may be, the Contributor shall have filed or caused to be filed a UCC-1 financing statement, executed by the Contributor as transferor seller or debtor, naming Sponsor as transferee, purchaser or secured party and describing the Mortgage Loans and the Other Conveyed Property being contributed by it to Sponsor as collateral, with the office of the Secretary of State of the State of South Carolina and in such other locations as Sponsor shall have required. From time to time thereafter, the Contributor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Sponsor under this Agreement, of the Depositor under the Unaffiliated Seller's Agreement, of the Trust under the Sale and Servicing Agreement and of the Indenture Trustee under the Indenture in the Mortgage Loans and the Other Conveyed Property, as the case may be, and in the proceeds thereof. The Contributor shall deliver (or cause to be delivered) to the Sponsor, the Depositor, the Trust, the Owner Trustee, the Indenture Trustee, and the Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Contributor fails to perform its obligations under this subsection, the Sponsor, the Trust, the Owner Trustee, the Depositor or the Indenture Trustee may do so, at the expense of the Contributor.

                  (b) The Contributor shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Contributor (or by the Sponsor, the Trust, the Owner Trustee, the Depositor or the Indenture Trustee on behalf of the Contributor) in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless the Contributor shall have given the Sponsor, the Trust, the Owner Trustee, the Depositor, the Indenture Trustee and the Insurer at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

                  (c) The Contributor shall give the Sponsor, the Trust, the Owner Trustee, the Depositor, the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Contributor shall at all times maintain each office from which it services Mortgage Loans and its principal executive office within the United States of America.

                  (d) The Contributor shall maintain its computer systems so that, from and after the time of the contribution of the Mortgage Loans hereunder to Sponsor, the conveyance of the Mortgage Loans by the Sponsor to the Depositor, and the conveyance of the Mortgage Loans by the Depositor to the Trust and the pledge of the Mortgage Loans to the Indenture Trustee on behalf of the Noteholders and the Insurer, the Contributor's master computer records (including archives) that shall refer to a Mortgage Loan indicate clearly that such Mortgage Loan has been contributed to Sponsor, conveyed by the Sponsor to the Depositor, conveyed by the Depositor to the Trust and pledged by the Trust to the Indenture Trustee on behalf of the Noteholders and the Insurer. Indication of the Trust's ownership of a Mortgage Loan shall be deleted from or modified on each Contributor's computer systems when, and only when, the Mortgage Loan shall become a Deleted Mortgage Loan, shall have been purchased pursuant to Article V or shall have been paid in full.

                  (e) If at any time the Contributor shall propose to sell, grant a security interest in, or otherwise transfer any interest in mortgage loans to any prospective purchaser, lender or other transferee, the Contributor shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Mortgage Loan, shall indicate clearly that such Mortgage Loan has been contributed to Sponsor, conveyed by the Sponsor to the Depositor, conveyed by the Depositor to the Trust and pledged by the Trust to the Indenture Trustee and is owned by the Trust.

                  Section 4.2 Other Liens or Interests. Except for the contribution and conveyances and pledge contemplated hereunder, the Contributor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Warehouse Liens to be satisfied and discharged as provided in Section 2.3) on the Mortgage Loans or the Other Conveyed Property or any interest therein, and the Contributor shall defend the right, title, and interest of the Sponsor, the Depositor, the Trust and the Indenture Trustee in and to the Mortgage Loans and the Other Conveyed Property against all claims of third parties claiming through or under the Contributor.

                  Section 4.3 Costs and Expenses. The Contributor shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and its Related Documents.

                                   ARTICLE V

                                    PURCHASES

                  Section 5.1 Purchase of Mortgage Loans Upon Breach of
Warranty.

                  (a) Upon the occurrence of a Contributor Purchase Event, the Contributor shall, unless such breach shall have been cured in all material respects, purchase the related Mortgage Loan from the Trust within 60 days following discovery or notice to the Contributor of such breach pursuant to Section 2.04 of the Sale and Servicing Agreement and the Contributor shall pay the Purchase Price as provided in the Sale and Servicing Agreement. In lieu of purchasing any such Mortgage Loan, the Contributor may cause such Mortgage Loan to be removed from the Trust and substitute one or more Qualified Substitute Mortgage Loans in the manner provided in Section 2.05 of the Sale and Servicing Agreement. To the extent the Contributor fails to effect its purchase obligation, Emergent Group shall purchase the related Mortgage Loan and pay the Purchase Price to the Indenture Trustee on such date. The provisions of this Section 5.1 are intended to grant the Trust and the Indenture Trustee a direct right against the Contributor to demand performance hereunder, and in connection therewith the Contributor and Emergent Group waive any requirement of prior demand against the Depositor or Sponsor with respect to such purchase or substitution obligation. Any such purchase or substitution resulting from a Contributor Purchase Event shall take place in the manner specified in
         Section 2.05 of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of the Contributor and Emergent Group under this Section shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer, the Depositor or the Trust to perform any of their respective obligations with respect to such Mortgage Loan under the Sale and Servicing Agreement.

                  (b) In addition to the foregoing, the Contributor shall promptly purchase from Sponsor (or provide for the substitution of a Qualified Substitute Mortgage Loan) any Mortgage Loan purchased by Sponsor (in its capacity as Sponsor under the Unaffiliated Seller's Agreement) upon the occurrence of a breach by Sponsor (in its capacity as Sponsor under the Unaffiliated Seller's Agreement) pursuant to
         Section 3.05 of the Unaffiliated Seller's Agreement.

                  (c) In addition to the foregoing and notwithstanding whether the related Mortgage Loan shall have been purchased by the Contributor or Emergent Group, the Contributor shall indemnify the Trust, the Owner Trustee, the Depositor, the Noteholders, the Indenture Trustee and the Insurer against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a purchase or substitution under Section 2.05 of the Sale and Servicing Agreement, Section 3.05 the Unaffiliated Seller's Agreement or this
         Section 5.1.

                  Section 5.2 Reassignment of Purchased Mortgage Loans. Upon deposit in the Collection Account of the Purchase Price of any Mortgage Loan purchased by the Contributor or the substitution of a Qualified Substitute Mortgage Loan under Section 5.1 hereof, the Servicer, the Depositor, the Trust and the Indenture Trustee shall take such steps as may be reasonably requested by the Contributor in order to assign to the Contributor or its designee of the Sponsor's, the Trust's, the Depositor's, the Trust's and the Indenture Trustee's right, title and interest in and to such purchased Mortgage Loan or Mortgage Loan for which substitution was made and all security and documents and all Other Conveyed Property contributed, conveyed or pledged, as the case may be, to the Sponsor, the Depositor, the Trust and the Indenture Trustee directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Sponsor, the Depositor, the Trust, or the Indenture Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Mortgage Loan, in any enforcement suit or legal proceeding, it is held that the Contributor may not enforce any such Mortgage Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce the Mortgage Loan, the Servicer, the Trust and the Indenture Trustee shall, at the expense of the Contributor, take such steps as the Contributor deems reasonably necessary to enforce the Mortgage Loan, including bringing suit in the Sponsor's, the Trust's or the Indenture Trustee's name or the names of the Noteholders.

                  Section 5.3 Waivers. No failure or delay on the part of the Sponsor, the Depositor, the Trust or the Indenture Trustee as assignee of Sponsor, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1 Liability of the Contributor. The Contributor shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Contributor and its representations and warranties.

                  Section 6.2 Merger or Consolidation of Any Contributor. Any corporation or other entity (i) into which the Contributor, the Sponsor or Emergent Group may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Contributor, the Sponsor or Emergent Group is a party or (iii) succeeding to the business of the Contributor, the Sponsor or Emergent Group, in the case of Sponsor, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in Sponsor's certificate of incorporation, and in each of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of the Contributor, the Sponsor or Emergent Group, as the case may be, under this Agreement; provided that, whether or not such assumption agreement is executed, shall be the successor to the Contributor, the Sponsor or Emergent Group, as the case may be, hereunder (without relieving the Contributor, the Sponsor or Emergent Group of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Notwithstanding the foregoing, so long as an Insurer Default shall not have occurred and be continuing, Sponsor shall not merge or consolidate with any other Person or permit any other Person to become the successor to Sponsor's business without the prior written consent of the Insurer. The Contributor, the Sponsor or Emergent Group shall promptly inform the other party, the Indenture Trustee and, so long as an Insurer Default shall not have occurred and be continuing, the Insurer of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i),
(ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1, 3.2 and 3.4 or covenant made pursuant to Section 3.3, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an event of default under the Insurance Agreement, shall have occurred and be continuing, (y) the Contributor, the Sponsor or Emergent Group, as applicable, shall have delivered to the Trust, the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Contributor, the Sponsor or Emergent Group, as applicable, shall have delivered to the Trust, the Owner Trustee and the Indenture Trustee an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of the Trust and the Indenture Trustee in the Trust Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                  Section 6.3 Limitation on Liability of the Contributor and Others. The Contribution and any director, officer, employee or agent of the Contributor may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Contributor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or its Related Documents and that in its opinion may involve it in any expense or liability.

                  Section 6.4 Amendment.

                  (a) This Agreement may be amended by the Contributor, Sponsor and Emergent Group, with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of the Indenture Trustee or any of the Noteholders (unless an Insurer Default shall have occurred, in which event the consent of the Noteholders with Voting Rights equal to or in excess of 50% of the Voting Rights shall be obtained) (i) to cure any ambiguity or (ii) to correct any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

                  (b) This Agreement may also be amended from time to time by the Contributor, Sponsor and Emergent Group with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of the Indenture Trustee and holders of Notes evidencing a majority of the aggregate Note

         Principal Balance of the then outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Note or the Interest Rates or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

                  (c) Prior to the execution of any such amendment or consent, Emergent Group shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

                  (d) Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder.

                  (e) It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates. The consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note.

                  Section 6.5 Notices. All demands, notices and communications to any of the Contributor, Sponsor or Emergent Group hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of the Contributor, to Emergent Mortgage Holdings Corporation II, 44 East Camperdown Way, Greenville, South Carolina 29601, Attention: William P. Crawford, Jr., with a copy to Global Securitization Services, LLC, 25 West 43rd Street, Suite 704, New York, New York 10036, (b) in the case of Emergent Group, to Emergent Group, Inc., 15 South Main Street, Suite 750, Greenville, South Carolina 29601, Attention: Kevin J. Mast, or (c) in the case of Sponsor, to Emergent Residual Holding Corp., 44 East Camperdown Way, Greenville, South Carolina 29601, Attention: William P. Crawford, Jr., with a copy to Global Securitization Services, LLC, 25 West 43rd Street, Suite 704, New York, New York 10036.

                  Section 6.6 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Sale and Servicing Agreement, the Indenture and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Sale and Servicing Agreement, the Indenture and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  Section 6.7 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 6.8 Intention of the Parties. The execution and delivery of this Agreement shall constitute an acknowledgment by the Contributor and Sponsor that they intend that the assignment and transfer herein contemplated constitute an outright contribution, not for security, of the Mortgage Loans and the Other Conveyed Property transferring good title thereto free and clear of any Liens (other than the Warehouse Liens to be satisfied and discharged as provided in Section 2.3), from the Contributor to Sponsor, and that none of the Mortgage Loans and the Other Conveyed Property shall be a part of the Contributor's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, the Contributor. In the event that such contribution is determined to be made as security for a loan made by the Sponsor, the Trust, the Depositor, the Indenture Trustee or the Noteholders to the Contributor, as applicable, the parties intend that the Contributor shall have granted to Sponsor a security interest in all right, title and interest in and to the Mortgage Loans and the Other Conveyed Property conveyed pursuant to
Section 2.1 hereof, and that this Agreement shall constitute a security agreement under applicable law.

                  Section 6.9 Governing Law. This Agreement shall be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  Section 6.10 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  Section 6.11 Conveyance of the Mortgage Loans and the Other Conveyed Property to the Trust. The Contributor acknowledges that Sponsor intends, pursuant to the Unaffiliated Seller's Agreement, to contribute the Initial Mortgage Loans, the Additional Mortgage Loans, the Pre-Funded Mortgage Loans and the Other Conveyed Property relating thereto, together with its rights under this Agreement, to the Depositor on the date hereof or, in the case of such Pre-Funded Mortgage Loans, on the Pre-Funded Loan Transfer Dates therefor, and that the Depositor intends, pursuant to the Sale and Servicing Agreement, to convey such Mortgage Loans and the Other Conveyed Property, together with its rights under this Agreement, to the Trust on the date hereof or, in the case of such Pre-Funded Mortgage Loans, on Pre-Funded Loan Transfer Dates therefor, and that the Trust intends pursuant to the Indenture, to pledge such Mortgage Loans and Other Conveyed Property together with its rights under this Agreement, to the Indenture Trustee. The Contributor acknowledges and consents to such contribution, conveyance and pledge and waives any further notice thereof and covenants and agrees that the representations and warranties of the Contributor contained in this Agreement and the rights of Sponsor hereunder are intended to benefit the Depositor, the Noteholders, the

Indenture Trustee and the Insurer. In furtherance of the foregoing, the Contributor covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer and that, notwithstanding anything to the contrary in this Agreement, the Contribution shall be directly liable to the Depositor, the Trust, the Owner Trustee, the Noteholders, the Indenture Trustee and the Insurer (notwithstanding any failure by the Servicer, the Seller, the Depositor or the Trust to perform its duties and obligations hereunder or under the Sale and Servicing Agreement) and that the Trust and the Indenture Trustee may enforce the duties and obligations of the Contributor under this Agreement against the Contributor for the benefit of the Trust, the Insurer and the Noteholders.

                  Section 6.12 Nonpetition Covenant. Until one year and one day after the termination of the Trust, neither the Contributor, nor Emergent Group nor the Sponsor shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust, the Depositor (or, in the case of the Contributor and Emergent Group, against Sponsor) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Depositor or the Sponsor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust, the Depositor or the Sponsor.

                  Section 6.13 Miscellaneous. The parties agree that each of the Insurer, the Trust, the Owner Trustee, the Depositor and the Indenture Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Sponsor under this Agreement which are assigned to the Depositor pursuant to the Unaffiliated Seller's Agreement, to the Trust pursuant to the Sale and Servicing Agreement and to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Contributor under
Section 3.3 and 5.1 of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     EMERGENT RESIDUAL HOLDING CORP.

                                     By:________________________________________
                                        Name:
                                        Title:

                                     EMERGENT MORTGAGE HOLDINGS
                                     CORPORATION II

                                     By:________________________________________
                                        Name:
                                        Title:

                                     EMERGENT GROUP, INC.

                                     By:________________________________________
                                        Name:  Keith Giddens
                                        Title: President

       [Contribution and Assignment Agreement (EMHC/ERHC) Signature Page]

                       SCHEDULE OF MORTGAGE LOANS CONVEYED

                                   SCHEDULE A

                                                                      SCHEDULE B

                           SCHEDULE OF REPRESENTATIONS

                  1. The information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct as of the related Cut-off Date;

                  2. All of the original or certified documentation required to be delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Indenture Trustee in accordance with the terms of such Sale and Servicing Agreement. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

                  3. Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums, townhouses and units in planned unit developments, or manufactured housing, but shall not include cooperatives;

                  4. No Mortgage Loan had a Loan-to-Value Ratio in excess of 98.01%;

                  5. Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  6. Immediately prior to the transfer and assignment herein contemplated, the Contributor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by it subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Sponsor will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens, except Liens which will be released simultaneously with such transfer and assignment and subordinate Liens on the related Mortgaged Property;

                  7. As of the related Cut-off Date, no Initial Mortgage Loan is 30 or more days delinquent and no Additional Mortgage Loan or Pre-Funded Mortgage Loan is 60 or more days delinquent.

                  8. There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

                  9. There is no valid and enforceable right of rescission, offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Mortgage Note or the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  10. There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph 12 below;

                  11. Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                  12. With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance Contribution authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the initial Stated Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph 5 above, was effective on the date of the origination of such Mortgage Loan, and, as of the Cut-off Date such policy will be valid and thereafter such policy shall continue in full force and effect;

                  13. The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in the related Sale and Servicing Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and (B) the minimum amount required to compensate for damage or loss on a replacement cost basis;

                  14. If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket policy of the type described in the Sale and Servicing Agreement) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and (B) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  15. Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

                  16. The Contributor has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the servicer in any insurance policies applicable to any Mortgage Loans delivered by the Contributor including, to the extent such Mortgage Loan is not covered by a blanket policy described in the Sale and Servicing Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the servicer;

                  17. Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded (or are in the process of being recorded) in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the Indenture Trustee, subject to the provisions of Section
2.03 of the Sale and Servicing Agreement;

                  18. The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Indenture Trustee;

                  19. The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans have been paid;

                  20. Except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related Mortgage
Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  21. No Mortgage Loan was originated under a buydown plan;

                  22. No Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature;

                  23. Each Mortgaged Property is located in the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

                  24. Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                  25. Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Mortgage Note permits or obligates the Contributor to make future advances to the related Mortgagor at the option of the Mortgagor;

                  26. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  27. All of the improvements of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, and, if a title insurance policy exists with respect to such Mortgaged Property, are stated in such title insurance policy and affirmatively insured;

                  28. No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  29. With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Contributor or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                  30. Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage;

                  31. There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Contributor or the Sponsor has waived any default, breach, violation or event of acceleration;

                  32. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part;

                  33. The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the Contributor's underwriting guidelines;

                  34. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                  35. The Contributor has no actual knowledge that there exist on any Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

                  36. None of the Mortgage Loans shall be due from the United States of America or any State or from any agency, department, subdivision or instrumentality thereof;

                  37. At the Cut-off Date, no Mortgagor had been identified by the Contributor as being the subject of a current bankruptcy proceeding;

                  38. By the Closing Date, the Contributor will have caused the portions of the Contributor's servicing records relating to the Initial Mortgage Loans and the Additional Mortgage Loans to be clearly and unambiguously marked to show that such Mortgage Loans are part of the Trust, are owned by the Trust in accordance with the terms of the Sale and Servicing Agreement and have been pledged to the Indenture Trustee in accordance with the terms of the Indenture, and by each Pre-Funded Loan Transfer Date, the Contributor will have caused the portions of the Contributor's servicing records relating to the related Pre-Funded Mortgage Loans to be clearly and unambiguously marked to show that such Mortgage Loans constitute part of the Trust, are owned by the Trust in accordance with the terms of the Sale and Servicing Agreement and have been pledged to the Indenture Trustee in accordance with the terms of the Indenture;

                  39. No Mortgage Loan was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Mortgage Loan under this Agreement or pursuant to transfers of the Notes. The Contribution has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Mortgage Loans;

                  40. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trustee a first priority perfected lien on, or ownership interest in, the Mortgage Loans and the proceeds thereof and the other property of the Trust have been made, taken or performed;

                  41. The Contributor has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Mortgage Loan or otherwise to impair the rights of the Trust and the Noteholders in any Mortgage Loan or the proceeds thereof;

                  42. No Mortgage Loan is assumable (without the Contributor's consent which consent has not been given) by another Person in a manner which would release the Mortgagor thereof from such Mortgagor's obligations to the Contributor with respect to such Mortgage Loan;

                  43. With respect to the Initial Mortgage Loans as of the Cut-off Date: the aggregated Stated Principal Balance was $92,034,591.56; each of the Stated Principal Balances was at least $11,000.00 but no more than $550,000.00: the average Stated Principal Balance was $67,375.25; the Mortgage Rates were at least 8.500% but no more than 15.803%; the weighted average Mortgage Rate was 11.250%; the original Loan-to-Value Ratios were at least 11.00% but no more than 96.00%; the weighted average original Loan-to-Value Ratio was 76.445%; the remaining terms to stated maturity were at least 118 months but no more than 361 months; the weighted average remaining term to stated maturity was approximately 202 months; the original terms to stated maturity were at least 120 months but no more than 361 months; the weighted average original term to stated maturity was approximately 203 months; and no more than .60% of the Mortgage Loans are secured by Mortgaged Properties located in any one postal ZIP code area; and

                  44. No selection procedures adverse to the Noteholders or to the Insurer have been utilized in selecting such Mortgage Loan from all other similar Mortgage Loans originated by the Contributor;

                  45. The related Mortgaged Property has not been subject to any foreclosure proceeding or litigation;

                  46. There was no fraud involved in the origination of the Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan; and

                  47. Each Mortgage File contains an appraisal of the Mortgaged Property indicating an appraised value equal to the appraised value of such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been performed in accordance with the requirements of FNMA or FHLMC.

                  48. Each Mortgage Loan is a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code.